GUARANTY OF LEASE


     THIS GUARANTY is made and executed as of February 5th, 2001, from INFOCROSSING, INC., a Delaware corporation (hereinafter referred to as
"Guarantor"), to (ii) ASI PROPERTIES, INC., its successors and assigns (hereinafter referred to as "Landlord").

                                  WITNESSETH:

     WHEREAS, Landlord has or will enter into that certain Lease (hereinafter referred to as the "Lease"), on or about the date hereof, whereby Landlord has agreed to lease to AmQUEST, INC., a Georgia corporation. (hereinafter referred to as "Tenant") certain premises (hereinafter referred to as the "Premises") commonly known as Suites 1,2,6 and 7 in the building located at 470 East Paces Ferry Road, Atlanta, Georgia containing approximately 32,096 of Rentable Floor Area.

     WHEREAS, Guarantor desires to induce Landlord to execute and deliver the Lease to Tenant and Landlord is willing to execute and deliver the Lease to Tenant only if Guarantor guarantees to Landlord the prompt performance by Tenant of all the covenants, terms, conditions and obligations to be performed by Tenant under the Lease.

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual promises hereinafter set forth, the parties hereto hereby agree as follows:

     1. Guarantor hereby absolutely, unconditionally, irrevocably, jointly and severally guarantees to Landlord (i) the prompt and complete payment by Tenant to Landlord of the Base Rental and additional or other Rent (as defined in the Lease) payable by Tenant to Landlord under the Lease, (ii) the prompt and complete payment by Tenant to Landlord of all sums of money payable by Tenant to Landlord under the Lease, (iii) the prompt and complete performance by Tenant of all covenants, conditions, terms and obligations to be performed by Tenant under the Lease, and (iv) the prompt and complete payment by Tenant to Landlord of all damages, costs and expenses that, by reason of the Lease, may become payable by Tenant to Landlord.

     2. Guarantor's liability hereunder shall in no way be affected by any indulgence, extension, or forbearance which Landlord may grant to Tenant with respect to the payment or performance of any obligation of Tenant, or any waiver, on the part of Landlord of any breach of the Lease by Tenant; and Guarantor waives any requirement that Guarantor be notified of any such indulgence, extension, forbearance or waiver, and Guarantor waives notice of such matters and of any default by Tenant under the Lease.

     3. If a default (as defined in the Lease) occurs with respect to any obligation of Tenant under the Lease, Guarantor covenants and agrees to perform such obligation forthwith upon demand (in the same manner if the same constituted the direct primary obligation and liability of Guarantor), including, without limitation, payments of all sums owing to Landlord by reason of such default.

     4. Landlord shall have the right, at any time and from time to time, to enforce all rights and remedies available to Landlord under the Lease, including, without limitation, agreements with Tenant modifying or in any way changing any of the terms or provisions of the Lease, extending or renewing the time of payment of any sum payable under the Lease, compromising or making settlement of any obligation of Tenant under the Lease, terminating the Lease or resuming possession of the Premises, making demand upon or instituting legal proceedings against Tenant, granting any indulgence, extension or forbearance to Tenant with respect to the performance of any obligation of Tenant, or waiving any breach of the Lease by Tenant, all without notice to, or consent of, Guarantor and without affecting the continuing validity and enforceability of this Guaranty.

     5. Provided Landlord gives Tenant any required notice as set forth in the Lease, Landlord may make demand and/or institute legal proceedings against Guarantor for the performance of any obligation of Tenant under the Lease without first proceeding in any way against Tenant and without enforcing any rights or remedies under the Lease.

     6. No delay of Landlord in exercising any rights and/or powers hereunder or in taking any action to enforce the performance of Tenant's obligations under the Lease shall operate as a waiver as to such rights or powers or in any manner prejudice any or all of Landlord's rights and powers hereunder against Guarantor.

     7. All claims which Guarantor may have against Tenant by reason of this Guaranty, whether by way of subrogation to any position of Landlord or for contribution or reimbursement, shall be subordinate to any outstanding claims which Landlord shall then have against Tenant. Guarantor hereby releases Landlord from all liability to Guarantor or Tenant for failing to recognize or observe or protect any legal or equitable rights of Guarantor with respect to Tenant, the Premises or the Lease.

     8. This Guaranty may not be modified, altered or terminated except pursuant to an instrument in writing executed by Guarantor and Landlord. No waiver of any provision of this Guaranty shall be valid unless in writing and signed by Landlord. A failure of Landlord to insist upon strict performance of any obligation or covenant or Guarantor under this Guaranty in any one or more instances shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of such obligation or covenant in the future.

     9. This Guaranty is governed by and construed and enforced under the laws of the State of Georgia. Guarantor irrevocably submits to the jurisdiction of any state or federal court sitting in or having jurisdiction over Cobb County, Georgia, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Guaranty. Guarantor waives any objection to venue in such court and waives any claim that such form is an inconvenience form.

     10. This Guaranty shall be binding upon Guarantor, its successors or assigns, and shall inure to the benefit of, and be enforceable by, Landlord, its successors or assigns, and by any successor to the interest of Landlord under the Lease.

     11. Any notice, demand or request by Landlord, its successors or assigns, to Guarantor shall be in writing, and shall be deemed to have been duly given or made if

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either  delivered  personally  to Guarantor or mailed by certified or registered mail, addressed to Guarantor, at the following address: 2 Christie Heights, Leonia, New Jersey 07605, and to Landlord at the following address 470 East Paces Ferry Road, N.E., Atlanta, Georgia 30305, Attn: James C. Edenfield. Guarantor hereby appoints as its agent for the receipt of service of process under this Guaranty, Corporation Service Company at 4845 Jimmy Carter Blvd., Norcross, Georgia 30093. Guarantor shall pay to Landlord all costs, including
without   limitation   reasonable   attorneys'   fees,  court  costs  and  other
disbursements, incurred by Landlord in connection with enforcing any provision of this Guaranty, whether or not any action or lawsuit is actually instituted by Landlord.

     12. To the extent permitted by law, Guarantor expressly waives and relinquishes any and all rights and remedies of surety, including but not limited to, any rights described in Official Code of Ga. Ann., ' 10-7-1, et. seq.

     IN WITNESS WHEREOF, the undersigned have executed this Guaranty on the day and year first above written.

                                        GUARANTOR:

                                        INFOCROSSING, INC., a Delaware
                                        corporation


                                        By:  _______________________________

                                        Name:  ____________________________

                                        Title:  _____________________________

                                                (Corporate Seal)






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